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EXHIBIT 10.12

RIGHT NOW TECHNOLOGIES, INC.
FORM OF NON-INCENTIVE STOCK OPTION AGREEMENT
FOR DIRECTORS

        RIGHTNOW TECHNOLOGIES, INC. (the "Company"), acting pursuant to the Amended and Restated 1998 Long-Term Incentive and Stock Option Plan (the "Plan"), hereby grants to [NAME OF OPTION HOLDER] (the "Option Holder") options to purchase shares of common stock, $.001 par value ("Common Stock"), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated by reference.

        1.     Grant of Option.    The Company hereby grants to Option Holder, as of [DATE OF GRANT], an option (the "Option") to purchase from the Company up to [NUMBER OF SHARES] shares of Common Stock of the Company at a price per share equal to $[EXERCISE PRICE] (being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods, and upon the terms and conditions as set forth in this Agreement. The issuance of the shares of Common Stock upon the exercise of the Option shall be subject to the restrictive provisions set forth in Section 11 hereof. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.     Time of Exercise.    The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option. The Option shall vest in the following manner:

If Option Holder remains a director of the Company through the date:	Vested Number of Shares
[VESTING SCHEDULE]

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

        3.     Exercise of Option.    The exercise of the Option shall entitle the Option Holder to purchase shares of Common Stock of the Company in the manner set forth in Section 7 hereof.

        4.     Term.    The Option will terminate at the first of the following:

        (a)   5 p.m. on the tenth anniversary of grant.

        (b)   5 p.m. on the date which is six months after the date of the death or disability of the Option Holder.

        (c)   5 p.m. on the date 90 days following the date the Option Holder's directorship with the Company terminates; provided, however, that if the Option Holder's directorship is terminated for cause, the Option shall terminate at 5 p.m. on the date 30 days following the date the Option Holder's directorship with the Company terminates.

        5.     Rights in Event of Death or Disability.    If the Option Holder dies or becomes disabled prior to the termination date specified in Section 4 hereof without having exercised the Option as to all the shares then exercisable, the Option may be exercised with respect to all such shares prior to the date specified in Section 4(b) by (i) the Option Holder's estate or a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (ii) the Option Holder or his personal representative or attorney-in-fact in the event of the Option Holder's disability, subject to the other terms of this Agreement and applicable laws, rules, and regulations.

        6.     Restrictions on Exercise.    This Option:

        (a)   may be exercised only with respect to full shares and no fractional share of stock shall be issued;

        (b)   may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind or having jurisdiction over the exercise of options shall not have been secured; or

        (c)   may be exercised only at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

        7.     Manner of Exercise.

        (a)   The Option Holder or beneficiary shall, in order to exercise the Option, give written notice to the Company of the number of shares which he or she will purchase. Such notice shall be accompanied by payment in full of the Option Exercise Price for all shares designated in the notice.

        (b)   The Option Holder may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, (ii) by delivering to the Company the full option price in a combination of cash and Option Holder's full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the option price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iii) by delivering to the Company a combination of cash, the Option Holder's promissory note and shares of Common Stock with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company's Common Stock shall be as reasonably determined by the Company.

        (c)   Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock or issued shares which have been reacquired by the Company.

        8.     Assignability.    The Option is not assignable or transferable by the Option Holder except by will or by the laws of descent or distribution. Subject to the foregoing sentence, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

        9.     No Right to Continued Employment; No Rights as a Shareholder.    This Agreement shall not confer on the Option Holder any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminated such employment at any time. The Option Holder will have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price.

        10.   Capital Adjustments and Reorganization.    The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

        11.   Restrictions on Transfer; Stock Restriction Agreement.

        In addition to the other conditions set forth herein, the Option Holder agrees, in connection with the grant of this Option and the issuance of any shares of Common Stock upon the exercise thereof, to execute on the date hereof (or such later date, but in no event later than the date on which the Option is exercised) the Company's Stock Restriction Agreement in such form as the Company, in its sole discretion, shall request. Pursuant to such Stock Restriction Agreement, shares of Common Stock which shall be issued to the Option Holder upon the exercise of this Option shall be subject to certain restrictions on transferability as set forth in such Stock Restriction Agreement.

        Option Holder further agrees that, if so requested by the Company or any other representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Option Holder shall not sell, pledge, margin, or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the date of the final prospectus relating to such offering. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        12.   Subject to Plan.    This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

        13.   Tax Matters.    In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder. The Option Holder may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

        14.   Securities Law Matters.    The Option Holder hereby represents and agrees that any shares which he or she may acquire pursuant to the exercise of this Option will be acquired for the Option Holder's own account, for long-term investment purposes and not with a view toward the distribution or sale thereof. The Option Holder acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise herein and the issuance of shares to the Option Holder upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance. The Option Holder acknowledges that the Company is not, and will at no time be, under any obligation to the Option Holder to register any shares issued upon exercise herein under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of the Option Holder in agreeing to issue such shares to the Option Holder, (c) the transferability of such shares may be subject to the restrictions imposed by all applicable federal and state securities laws on unregistered shares, and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

        15.   Law Governing.    This Agreement is intended to be performed in the State of Montana and shall be construed and enforced in accordance with and governed by the laws of such state.

RIGHTNOW TECHNOLOGIES, INC.
By:
Greg Gianforte Chief Executive Officer
OPTION HOLDER

[NAME OF OPTION HOLDER]

SCHEDULE OF MATERIAL DIFFERENCES
TO EXHIBIT 10.12

Name of Option Holder	Date of Grant	Number of Shares*	Exercise Price*	Vesting Schedule
Richard E. Allen	5/19/04	45,000	$4.25
Three (3) months from date of grant
Six (6) months from date of grant
Nine (9) months from date of grant
Twelve (12) months from date of grant
Fifteen (15) months from date of grant
Eighteen (18) months from date of grant
Twenty-one (21) months from date of grant
Twenty-four (24) months from date of grant
Twenty-seven (27) months from date of grant
Thirty (30) months from date of grant
Thirty-three (33) months from date of grant
				Thirty-six (36) months from date of grant		3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares 3,750 shares
Gregory M. Avis	6/23/04	22,500	$4.95	The option shall vest 100% of shares on date of grant.
Gregory M. Avis	6/17/03	7,500	$1.00	The option shall vest 100% of shares on date of grant.
Gregory M. Avis	6/20/02	5,000	$1.00	The option shall vest 100% of shares on date of grant.
Gregory M. Avis	8/23/01	20,000	$1.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares

Gregory M. Avis	12/15/00†	20,000	$3.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares
Roger L. Evans	6/23/04	22,500	$4.95	The option shall vest 100% of shares on date of grant.
Roger L. Evans	6/17/03	7,500	$1.00	The option shall vest 100% of shares on date of grant.
Roger L. Evans	6/20/02	5,000	$1.00	The option shall vest 100% of shares on date of grant.
Roger L. Evans	8/23/01	20,000	$1.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares
Roger L. Evans	4/4/00††	20,000	$7.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares
William J. Lansing	6/23/04	22,500	$4.95	The option shall vest 100% of shares on date of grant.
William J. Lansing	6/23/04	7,500	$4.95	The option shall vest 100% of shares on date of grant.
William J. Lansing	6/17/03	7,500	$1.00	The option shall vest 100% of shares on date of grant.

William J. Lansing	6/20/02	5,000	$1.00	The option shall vest 100% of shares on date of grant.
William J. Lansing	8/23/01	20,000	$1.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares
William J. Lansing	4/4/00††	20,000	$7.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares
Margaret L. Taylor	6/23/04	22,500	$4.95	The option shall vest 100% of shares on date of grant.
Margaret L. Taylor	6/23/04	7,500	$4.95	The option shall vest 100% of shares on date of grant.
Margaret L. Taylor	6/17/03	7,500	$1.00	The option shall vest 100% of shares on date of grant.
Margaret L. Taylor	6/20/02	5,000	$1.00	The option shall vest 100% of shares on date of grant.
Margaret L. Taylor	8/23/01	20,000	$1.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares
Margaret L. Taylor	4/4/00††	20,000	$7.00	Three (3) months Six (6) months Nine (9) months Twelve (12) months Fifteen (15) months Eighteen (18) months Twenty-one (21) months Twenty-four (24) months	12.5% of shares 25% of shares 37.5% of shares 50% of shares 62.5% of shares 75% of shares 87.5% of shares 100% of shares

This schedule sets forth the material terms, to the extent they are different, of the non-incentive stock option agreements with each of the directors of RightNow Technologies, Inc. The form is filed herewith.

*
Share numbers and exercise prices do not reflect the two-for-three reverse stock split of RightNow Technologies, Inc.'s capital stock that was effected on July 14, 2004.

†
Other material differences: Option terminates at the first of (a) 5 p.m. on the tenth anniversary of grant, (b) 5 p.m. on the date which is 90 days after the date of the death or disability of Option Holder, (c) 5 p.m. on the date 90 days following the date Option Holder's directorship terminates.

††
Other material differences: Lacks second paragraph of Section 11; option terminates at the first of (a) 5 p.m. on the tenth anniversary of grant, (b) 5 p.m. on the date which is 90 days after the date of the death or disability of Option Holder, (c) 5 p.m. on the date 90 days following the date Option Holder's directorship terminates.

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  EXHIBIT 10.12
RIGHT NOW TECHNOLOGIES, INC. FORM OF NON-INCENTIVE STOCK OPTION AGREEMENT FOR DIRECTORS
SCHEDULE OF MATERIAL DIFFERENCES TO EXHIBIT 10.12